Registration Statement No. 33-38700
 ______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. THREE

                                       TO

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933



                          NORTHERN STATES POWER COMPANY

             (Exact name of registrant as specified in its charter)

MINNESOTA                                             41-0448030
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                     Identification No.)


414 Nicollet Mall  Minneapolis, Minnesota                          55401
(Address of principal executive offices)                         (Zip Code)


                 EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN
                              (Full title of plan)

      John P. Moore Jr.                       Peter D. Clarke
     Corporate Secretary                Gardner, Carton & Douglas
Northern States Power Company             321 North Clark Street
      414 Nicollet Mall                         Suite 3400
Minneapolis, Minnesota  55401            Chicago, Illinois  60610
       (612)-330-5500                         (312) 245-8685

(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________________________________________________________________

                         CALCULATION OF REGISTRATION FEE



               Additional    Proposed     Proposed
Title of each    Amount      maximum   maximum     Amount of
  class of        being      offering    aggregate   registration
 securities                   price
    being      registered   per share     offering       fee
 registered                                price


Common Stock,
Par Value
$2.50 Per        147,192        *            *            *
Share             shs.


* Pursuant to Rule 416(b), no registration fee is required to increase the number of shares being registered as a result of a stock split.

     Amending the Registration Statement pursuant to Rule 416(b) to increase the number of shares of common stock registered by this Registration Statement from 1,125,000 shares to 1,272,192 shares.
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:
      (i) Northern States Power Company's (the "Registrant") Annual Report on Form 10-K for the year ended December 31, 1997;
      (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and
     (iii) The Registrant's Current Reports on Form 8-K dated March 4, 1998, March 5, 1998, March 5, 1998, March 16, 1998, April 22, 1998 and April 23, 1998.

      All documents filed by the Registrant pursuant to Section 13(a),13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date thereof and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

      The consolidated historical financial statements of NSP as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated in this Registration Statement by reference to NSP's Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      Gary  R.  Johnson,  Esquire, General Counsel of NSP, will  pass  upon  the
legality  of  the shares of NSP Common Stock to be issued under the  plan.   Mr.
Johnson is the beneficial owner of 34,996 shares of NSP Common Stock.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 302A.521 of Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Restated Articles of Incorporation, as amended, Article 4 of the Bylaws of the Registrant contains provisions of Section 302A.521 of the Statutes. The Registrant's Restated Articles of Incorporation also contain provisions limiting the liability of the Registrant's directors in certain instances.

      The Registrant has obtained insurance policies indemnifying the Registrant and the Registrant's directors and officers against certain civil liabilities and related expenses.

ITEM 8.   EXHIBITS.

EXHIBIT                DESCRIPTION
NO.

4.01 Copy of Amended and Restated Executive Long-Term Incentive Award Stock Plan, effective as of January 1, 1998 [filed as Exhibit 10.01 to the Registrant's Form 10-Q (file no. 1-3034) for the quarter ended March 31, 1998 and incorporated by reference herein].

4.02 Restated Articles of Incorporation, as amended [filed as Exhibit 3.01 to the Registrant's Form 10-Q (file No. 1-3034) for the quarter ended March 31, 1992 and incorporated by reference herein].

4.03     By-laws  of  the  Company  [filed  as Exhibit  4.03  to  Post-Effective
         Amendment   No.   Six  to  Registration  Statement  No.   2-61264 and
         incorporated by reference herein].

5.01     Opinion of counsel.

23.01    Consent of independent accountants.

23.02    Consent of legal counsel (see Item 5.01).

24.01    Power of attorney.

ITEM 9.   UNDERTAKINGS.

A.   INDEMNIFICATION


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


B.   SUBSEQUENT EXCHANGE ACT DOCUMENTS.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   OTHER

     The undersigned Registrant hereby also undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
      provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. Three to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 20th day of May, 1998.

                              NORTHERN STATES POWER COMPANY
                              /s/ Edward J. McIntyre
                              By: Edward J. McIntyre Vice President and Chief
                                  Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. Three to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                    DATE
/s/ James J. Howard*     Principal Executive
James J. Howard          Officer
                         and Director

/s/ Edward J. McIntyre*  Principal Financial
Edward J. McIntyre       Officer

/s/ Roger D. Sandeen*    Principal Accounting
Roger D. Sandeen         Officer

/s/ H. Lyman Bretting*   Director
H. Lyman Bretting

/s/ David A.             Director
Christensen*
David A. Christensen

/s/ W. John Driscoll*    Director
W. John Driscoll

/s/ Giannantonio         Director
Ferrari*
Giannantonio Ferrari

/s/ Richard M.           Director
Kovacevich*
Richard M. Kovacevich

/s/ Douglas W.           Director
Leatherdale*
Douglas W. Leatherdale

/s/ Margaret R. Preska*       Director
Margaret R. Preska

/s/ A. Patricia Sampson*      Director
A. Patricia Sampson


*By: /s/ Edward J. McIntyre                      May 20, 1998
 Edward J. McIntyre (attorney-in-fact)

                EXHIBIT INDEX

METHOD OF         EXHIBIT                DESCRIPTION
 FILING             NO.

   DT              5.01            Opinion of counsel.

   DT             23.01            Consent of independent accountants.

   DT             24.01            Power of attorney.



   DT = Filed electronically with direct transmission of this Form S-8.